Exhibit 99.1

Perspective Therapeutics Reports Third Quarter Fiscal 2023 Results and Recent Business Highlights

SEATTLE – November 14, 2023 – Perspective Therapeutics, Inc. (NYSE AMERICAN: CATX), today announced third quarter financial results for the period ended September 30, 2023 and provided recent business highlights.

“Our commitment to advancing targeted alpha-particle therapies against neuroendocrine tumors remains steadfast as we have completed dosing of the first patient in the Phase 1/2a clinical trial of [212Pb]VMT-α-NET,” said Thijs Spoor, Perspective Therapeutics' CEO. “In addition, we completed recruitment for the first patient cohort in the Company-sponsored Phase 1/2a dose escalation/dose expansion clinical trial evaluating [212Pb]VMT01 for the treatment of histologically confirmed melanoma. We are nearing completion of the imaging portion of the clinical trial evaluating the suitability of [203Pb]VMT01 for SPECT/CT imaging.”

“We are pleased with our execution this quarter and continue to see positive momentum in the number of patients being treated with Cesium-131 each month, marking a return to growth as compared to the same period in the prior year,” stated Andrew Bright, Perspective Therapeutics’ Executive Vice President of Brachytherapy. “The rebound in the number of patients treated was driven by engagement with current customers, as well as new customers adopting Cesium-131 in their brachytherapy programs. Additionally, increased utilization of Cesium-131 is evident in our core prostate business, as well as in other disease areas, notably lung and brain brachytherapy.”

VMT-α-NET Recent Highlights

Company-sponsored Phase 1/2a clinical trial of [212Pb]VMT-α-NET

●	Dosed first patient in the Phase 1/2a clinical trial of [212Pb]VMT-α-NET for unresectable or metastatic SSTR2-expressing neuroendocrine tumors (NETs) at Washington University in St. Louis.

●	The Company currently has two active sites for the clinical trial and anticipates that two additional clinical trial sites will become operational in December.

●	The Company remains on track to launch an additional 14 clinical trial sites.

Investigator-Initiated clinical trials of [212Pb]VMT-α-NET

●

Presented early clinical findings at the 36th Annual Congress of the European Association of Nuclear Medicine (EANM) for the Phase 2a clinical trial of [212Pb]VMT-α-NET in pre- and post-Lutathera gastroenteropancreatic (GEP)-NET patients, being conducted at Fortis Healthcare, India. Dr. Dharmender Malik of Fortis Memorial Research Institute presented data on [212Pb]VMT-α-NET therapy in 10 patients who had failed prior treatment, including standard care. Initial data readout demonstrated high objective response rate for 7 of 9 evaluable patients, spanning peptide receptor radionuclide therapy (PRRT)-naïve and PRRT-refractory cases. Two additional patients were enrolled in the third quarter for a total of 9 GEP-NET patients and 2 medullary thyroid cancer (MTC) patients. All ongoing patients are expected to complete their 4th treatment cycle by the end of February 2024. Updated clinical results are expected to be presented at an upcoming scientific meeting in 2024.

●

Two patients were screened in the Phase 1/2a clinical trial for post-Lutathera GEP-NET patients at the University of Iowa. A third patient is scheduled for screening mid-November. If eligible, all three patients will receive treatment in December for the completion of the first cohort. The end of fourth cycle of treatment is expected in June 2024.

●

End-of-life compassionate use program for patients with advanced NETs and lack of further treatment options is underway at the University Dresden in Germany. Four patients were treated during the third quarter, and investigators are planning additional treatments before the end of the year.

●	IND submissions are expected in November with subsequent trial activation in the first half of 2024 for NIH-sponsored studies in pre- and post-Lutathera NET patients.

VMT01 Recent Highlights

●

Completed recruitment for the first patient cohort in the Company-sponsored Phase 1/2a dose escalation/dose expansion clinical trial of [212Pb]VMT01 in patients with histologically confirmed melanoma and positive MC1R imaging scans. Three patients have been dosed at 111 MBq (3mCi), closing cohort 1. No serious adverse events or dose-limiting toxicities have been observed. The Company anticipates opening the second patient cohort, which will receive 185 MBq (5mCi) per dose, in December 2023 and anticipates the completion of screening in the first quarter of 2024.

●

Nearing completion of analysis of the dosimetry portion of the Company’s TIMAR-1 clinical trial, a first-in-human study evaluating the suitability of [203Pb]VMT01 for SPECT/CT imaging and [68Ga]VMT02 for PET/CT imaging of MC1R-expressing metastatic melanoma. Perspective is actively working on the Clinical Study Report and anticipates it will be released in the first half of 2024.

Brachytherapy Recent Highlights

●	Third quarter 2023 revenue was the highest since the second quarter of 2022, with a return to growth over the third quarter of 2022.

●	Appointed sales, marketing and clinical team members along with a senior customer service representative to supplement Perspective’s dedicated commercial team.

●	Launched marketing initiatives to increase direct patient communication and engagement on Cesium-131 brachytherapy.

●

Facilitated timely access to GT Medical’s GammaTile for challenging brain cancers through increased production of Cesium-131 brachytherapy seeds that allowed GT Medical to address short notice orders with increased confidence.

●

Presented long-term data for Cesium-131 brachytherapy in the treatment of prostate cancer at the American Society for Radiation Oncology (ASTRO) annual conference. In his presentation, Dr. Mohamed Abdelhakiem of the UPMC Hillman Cancer Center described urinary data collected from 341 patients treated with Cesium-131 between 2006 and 2022.

●

Presented preliminary long-term data for Cesium-131 utilized in salvage treatment of recurrent cervical and uterine cancers at the ASTRO annual conference. Dr. Zeta Chow of the University of Kentucky showed data that indicated Cesium-131 brachytherapy is a promising alternative to pelvic exenteration, a significant surgical procedure.

●

Publication of peer reviewed article in the journal of Brachytherapy highlighting Cesium-131 clinical data from Dr. Benoit and colleagues at the University of Pittsburgh School of Medicine. The results support Cesium-131 and provide additional data on dose parameters for improved urinary side effect profile without affecting disease free survival. [https://www.brachyjournal.com/article/S1538-4721(23)01632-X/fulltext]

Discovery Program Milestones

●

Presented data at EANM. Dijie Liu, Principal Research Scientist at Perspective, presented mouse model data highlighting the efficacy of [203/212Pb]VMT-α-NET in treating metastatic neuroblastoma tumors. The study showed successful tumor uptake via sequential SPECT imaging and demonstrated a maximum tolerated dose of [212Pb]VMT-α-NET as 2.22 MBq without acute toxicity, with a 100% overall survival rate at 90-days observed in the group receiving three fractionated doses of 740 kBq of [212Pb]VMT-α-NET.

●

Presented collaborative data at the World Molecular Imaging Congress. Dr. Michael K. Schultz, Chief Science Officer of Perspective presented data highlighting the effectiveness of [212Pb]VMT-α-NET in treating neuroendocrine tumors in a tumor xenograft mouse model. The results highlighted the significant therapeutic efficacy of treatment with three fractionated doses of [212Pb]VMT-α-NET, which resulted in a 70% complete response rate and 80% survival at 120 days.

●

Presented encouraging data on novel guest/host platform for effective in vivo image-guided pre-targeted alpha particle therapy at the World Molecular Imaging Congress. Dr. Amritjyot Kaur of Stony Brook University showed that the radioligand [203Pb]PSC-PEG3-Adma demonstrated extended lag times, impressive tumor-to-tissue ratios and has the potential to further reduce radiation toxicity using [203Pb]PSC-PEG3-Adma as a guide.

●

Publication of a peer-reviewed article in Nuclear Medicine and Biology reporting on collaborative research with the University of Alberta, to accelerate the availability of imaging surrogate isotope Pb-203 for image-guided dosimetry planning of Pb-212 labeled radiopeptide conjugates. The collaboration has established an approach to production that can be readily adopted by other cyclotron facilities that produce high yields and excellent specific activity. [https://pubmed.ncbi.nlm.nih.gov/36708660/]

Third Quarter 2023 Financial Summary

Total revenue for the three months ended September 30, 2023 was $2.19 million, compared to $1.72 million for the same period in 2022, an increase of 27%.

●	Sales revenues for the quarter ended September 30, 2023, was $1.9 million, compared to $1.7 million for the same period in 2022, an increase of 11%.

●	Prostate brachytherapy represented 55% of total revenue for the quarter ended September 30, 2023 compared to 68% for the same period in 2022.

Gross profit was $738,000 for the three months ended September 30, 2023 compared to $414,000 for the same period in 2022.

Research and development expenses were $5.7 million for the three months ended September 30, 2023 compared to $708,000 for the same period in 2022, an increase of 708%. Management continues to believe that research and development expenses may increase as the Company continues to advance its clinical programs.

Total operating expenses for the quarter ended September 30, 2023 were $11.3 million, compared to $4.6 million for the same period in 2022, an increase of 144%.

Net loss for the three months ended September 30, 2023 was $10.4 million or $0.04 per share basic and diluted, compared to $4.1 million or $0.03 per share basic and diluted for the same period in 2022.

Cash and cash equivalents as of September 30, 2023, was $18.0 million as compared to $43.9 million on December 31, 2022. Based on the Company’s current operating plan, the Company believes that its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements into late second quarter of 2024.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a diversified medical technology and radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body. The Company has a proprietary technology that utilizes the alpha emitting isotope Lead-212 to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions in the United States. The Company has also developed a proprietary Lead-212 generator to secure key isotopes for clinical trial and commercial operations.

In addition to its targeted alpha therapy programs, Perspective is the sole producer of Cesium-131 brachytherapy seeds which is commercially available in the United States for the treatment of prostate cancer and other solid tumors.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential" or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things: the Company’s belief regarding the sufficiency of its cash resources to fund its operating expenses and capital expenditure requirements; the Company's clinical development plans and the expected timing thereof; the expected timing for availability and release of data; the Company’s timing and expectations regarding regulatory communications, submissions and approvals; expectations regarding the potential market opportunities for the Company's product candidates; the potential functionality, capabilities, and benefits of the Company's product candidates and the potential application of these product candidates for other disease indications; the Company's expectations, beliefs, intentions, and strategies regarding the future; the Company's expectations regarding the addition of clinical trial sites; the Company’s belief that research and development expenses may increase as the Company continues to advance its clinical programs; the Company's expectations regarding potential competitors; the Company's plans for bolstering sales efforts; the Company's expectations the impact of changes in reimbursement amounts for its products; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the potential that regulatory authorities may not grant or may delay approval for the Company's product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the Company’s ability to continue as a going concern; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company's ability to obtain and maintain regulatory approval for the Company's product candidates; delays, interruptions or failures in the manufacture and supply of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to service those markets; the Company's cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company's expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company's ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth and successfully integrate its businesses; the Company's ability to maintain its key employees; whether there is sufficient training and use of the Company's products and product candidates; the market acceptance and recognition of the Company's products and product candidates; the Company's ability to maintain and enforce its intellectual property rights; the Company's ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company's ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Transition Report on Form 10-KT and the Company's most recent Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov.

Forward-looking statements contained in this press release are made as of this date, and the Company undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

Perspective Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$17,983	$20,993
Short-term investments	-	22,764
Accounts receivable, net	1,731	1,363
Inventory	1,013	1,409
Note receivable	-	6,109
Prepaid expenses and other current assets	961	577

Total current assets	21,688	53,215

Property and equipment, net	7,012	1,684
Right of use asset, net	1,529	378
Restricted cash	182	182
Inventory, non-current	2,237	2,396
Intangible assets	50,000	-
Goodwill	27,319	-
Other assets, net	551	236

Total assets	$110,518	$58,091

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,867	$1,541
Lease liability	293	276
Accrued protocol expense	311	233
Accrued radioactive waste disposal	24	129
Accrued payroll and related taxes	3,024	212
Accrued vacation	548	285
Note payable, current	48	-

Total current liabilities	8,115	2,676
Non-current liabilities:
Lease liability, non-current	1,276	116
Note payable	1,689	-
Asset retirement obligation	668	657

Total liabilities	11,748	3,449
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value; 7,000,000 shares authorized: Series B: 5,000,000 shares allocated; no shares issued and outstanding	-	-
Common stock, $.001 par value; 750,000,000 shares authorized; 280,571,026 and 142,112,766 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	281	142
Additional paid-in capital	226,254	160,432
Accumulated deficit	(127,765)	(105,932)

Total stockholders' equity	98,770	54,642

Total liabilities and stockholders' equity	$110,518	$58,091

Perspective Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Dollars and shares in thousands, except for per-share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022

Sales, net	$1,909	$1,717	$5,239	$7,132
Grant revenue	276	-	1,097	-
Total revenue	2,185	1,717	6,336	7,132
Cost of sales	1,447	1,303	4,863	4,351
Gross profit	738	414	1,473	2,781

Operating expenses:
Research and development	5,721	708	15,231	2,053
Sales and marketing	855	800	2,578	2,141
General and administrative	4,696	3,114	16,792	6,277
Change in estimate of asset retirement obligation	-	-	(15)	-
Loss on disposal of property and equipment	-	-	22	-
Total operating expenses	11,272	4,622	34,608	10,471

Operating loss	(10,534)	(4,208)	(33,135)	(7,690)

Non-operating income (expense):
Interest income	204	140	872	197
Interest expense	(14)	-	(60)	-
Other income	-	-	2	-
Equity in loss of affiliate	(12)	-	(12)	-
Non-operating income, net	178	140	802	197

Net loss before deferred income tax benefit	(10,356)	(4,068)	(32,333)	(7,493)

Deferred income tax benefit	-	-	10,500	-

Net loss	$(10,356)	$(4,068)	$(21,833)	$(7,493)

Basic and diluted loss per share	$(0.04)	$(0.03)	$(0.08)	$(0.05)

Weighted average shares used in computing net loss per share:
Basic and diluted	280,558	142,072	263,236	142,051

Investor Relations Contact:

LifeSci Advisors

Chuck Padala

E: chuck@lifesciadvisors.com